UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

BUCKEYE VENTURES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27454	20-3161375
(State or jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Registrant’s telephone number, including area code: (858) 272-6600

WORLD WIDE MOTION PICTURES CORPORATION
2120 Main St. Suite 180
Huntington Beach, CA 92648
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BUCKEYE VENTURES, INC.

INDEX – FORM 8K/A

FORWARD-LOOKING STATEMENTS

This current report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") to be covered by safe harbors created thereby. Such forward-looking statements are made only as of the date of this current report and involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Buckeye Ventures, Inc. (formerly World Wide Motion Pictures Corporation) and its subsidiaries (hereinafter, collectively, the "Registrant", the "Company", "We", "Us", "Our" and similar descriptive words) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned that such information involves risks and uncertainties, including those created by general market conditions, competition and the possibility that events may occur which limit our ability to maintain or improve our operating results. Such risks, uncertainties and other important factors include, among others, retention of key management, a national economic downturn or one or more regional downturns or industry specific downturns, shortages of labor, difficulty in obtaining or increased costs associated with financing and seasonal fluctuations in demand for our products and/or services. All statements, other than statements of historical facts, included or incorporated by reference in this current report that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement such strategy, competitive strengths, goals, expansion and growth of the Company's business and operations, plans, references to future success in our business or acquisitions, as well as other statements which include words such as "anticipate," "believe," "plan," "estimate," "expect," and "intend" and other similar expressions, constitute forward-looking statements. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and the inclusion of such information should not be regarded as a representation that it will occur.

CORPORATE INFORMATION

All of our reports and filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are made available, free of charge, through the SEC website located at http://www.sec.gov, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and current reports on Form 8-K, and any amendments to these reports. The Company's reports are available through the SEC website as soon as reasonably practicable after we electronically file with, or furnish such material to the SEC.

FINANCIAL INFORMATIONS
Item 2.01 Completion of Acquisition or Disposition of Assets.

PART I

The Registrant (formerly known as World Wide Motion Pictures Corporation ("WWMPC"), now known as Buckeye Ventures, Inc., a Michigan Corporation) and Buckeye Ventures Inc., a Nevada corporation ("Buckeye") and certain subsidiaries and shareholders of Buckeye closed on the proposed Share Exchange (reverse acquisition) Agreement dated October 14, 2005, as reported in the Company's 8-K filed October 18, 2005, which is hereby incorporated by reference. This transaction concluded on February 22, 2006, with pursuant agreements effective March 1, 2006. As a result, all of the shareholders of Buckeye exchanged their shares of Buckeye for more than eighty percent (80%) of the outstanding shares of the Company. Buckeye became a wholly owned subsidiary of the Company and the Buckeye shareholders became the controlling shareholders of the Company with 20% of the outstanding common stock remaining beneficially owned by shareholders throughout the world.

As a result of the Share Exchange, the outstanding shares of common stock of the Company increased from 26,070,152 to 98,185,000. The outstanding shares of the Company's preferred stock increased from 196,217 to 993,086. The number of shares authorized to issue remains at 100,000,000 common stock and 1,000,000 preferred. In order to facilitate the Share Exchange, certain significant shareholders, in addition to their existing Rule 144 sale of stock restrictions, have signed agreements in accordance with all applicable law, further restricting the sale of their common stock shares for a total period of 24 months. The pertinent provisions of these agreements limited the shareholder to the sale of 5,000 shares per seven day period and no sales at less than a market price of $0.25. Under certain conditions, for example a merger or reorganization of the Company, 70% of the Board of Directors of the Company or 70% of the outstanding individual shareholders may waive these restrictions. The total of such restricted shares is 83,608,000.

WWMPC will continue its existing media/entertainment business as an independent subsidiary of the Registrant. The closing of the Share Exchange (reverse acquisition) follows the consummation of all due diligence procedures and shareholder approval, including written consent of shareholders representing 68.39% of outstanding shares. Regarding this transaction, the Company filed a 14F1 information statement on December 22, 2005, and a Definitive 14C information statement on January 27, 2006, which give further details of the plan of acquisition, and which are hereby incorporated by reference. The 14F1 and 14C were mailed to all shareholders of record on February 1, 2006. There were no dissenting shareholders. The Company's latest 10KSB/A, for the year ended December 31, 2006, which was filed April 17, 2007 and the Company's 10QSB for the third quarter of 2006 which was filed November 19 2007 are also hereby incorporated by reference.

DESCRIPTION OF ACQUIRED BUSINESS

Buckeye was formed in July 2005 for the purpose of becoming a leading provider of primarily residential heating, ventilating, air conditioning and plumbing ("HVAC/Plumbing") services and replacement equipment in each of the markets in which it operates or will operate in the United States. Further, Buckeye assembled a management team that includes experienced executives and operators in these industries with many years of experience on the management and operations side of large multi-location companies.

The Company believes that by pursuing its plan of combining regional HVAC/Plumbing service centers into one national organization, it will be able to create a national HVAC/Plumbing provider with brand recognition for the HVAC/Plumbing service industry capable of strengthening and consolidating customer bases and enhancing overall operating efficiency with both its centralized management expertise and strong local presences in each market.

As of March 1, 2006, the Company, through a wholly-owned subsidiary, Heating and Air Conditioning Services Inc. ("Heating and Air"), has one HVAC service operation which has been in existence for 20 years serving the greater Boston, MA metropolitan market. Our management is presently negotiating with other independent HVAC/Plumbing service providers and they expect to complete the acquisition of additional HVAC/Plumbing service centers nationally pursuant to our plan of becoming a major participant in the consolidation of HVAC/Plumbing service providers. Our existing HVAC/Plumbing service center (and each new center) installs, services and provides maintenance for residential central air conditioning systems, heating, cooling and indoor air quality systems and will provide a full range of plumbing services. We also will provide a full range of HVAC/Plumbing service on an annual contract basis to our customers.

We focus on the service and replacement market for residential and small commercial customers because it is our management's belief, based upon years of industry experience, that the service and replacement market offers higher margins and will expose us to a reduced level of credit risk, which is usually associated with larger scale new construction projects. In addition, we believe that the HVAC/Plumbing service and replacement market offers more attractive pricing due to demands by both residential and small commercial customers in local markets for prompt, convenient and reliable service by local providers.

Our management's plan, through an aggressive acquisition program, is to develop national brand recognition by establishing a national reputation for superior, high quality service, which shall enable us to appeal to an increasingly large number of customers in each of our growing markets.

HVAC/PLUMBING INDUSTRY OVERVIEW

The HVAC/Plumbing service industry is highly fragmented, and the Company estimates based upon industry data that there are at least 40,000 HVAC/Plumbing companies in the US. Generally, these HVAC/Plumbing companies are small, owner-operated, independent contractors who serve customers in local markets, with limited access to capital for investment in infrastructure, technology and expansion. The Company believes that its customers generally select local HVAC/plumbing service contractors with a trained workforce that are able to meet their location and scheduling requirements, while also providing reliable high-quality service. The Company's Boston area service provider historically has obtained a significant portion of its growing customer base through existing customer relationships and the local reputation that it has gained.

At present, we serve only the greater Boston, MA metropolitan area market, in which market our service operation business principally involves providing renovation and replacement service to residential and small business customers rather than new construction installation. It is the view of our management, based upon their continuing HVAC/Plumbing industry review, that many metropolitan and suburban areas in the U.S. have experienced significant growth in residential HVAC/Plumbing renovation and replacement activity over the last several years as a result of a strong residential housing market nationally. We believe that these and demographic trends indicate continued growth in the areas of HVAC/Plumbing renovation and replacement.

Our management estimates that the market for the service and replacement of HVAC/Plumbing systems in existing homes is in excess of $50 billion annually. The installation and replacement segment of our industry has increased in size as a result of the aging of the previously installed base of residential systems, the introduction of newer, energy efficient systems and the upgrading of existing homes to central air conditioning. Many of the currently installed units are reaching the end of their useful lives which we believe will continue to generate a growing replacement market for us as well as our industry generally. In addition, in recent years our industry has experienced increased governmental regulation restricting the use of ozone depleting refrigerants in HVAC/Plumbing systems which has also contributed to the growing replacement market for HVAC/Plumbing products and services.

Based upon the experience of our management, we believe that HVAC/Plumbing businesses are typically closely-held, single-center operators that serve a limited geographic area and are heavily dependent upon referrals to generate business. Management also believes that, in many cases, these small-sized service providers are operated by former service technicians who lack the management experience and marketing expertise necessary to expand their businesses, generate profitable operations and compete effectively with larger operators in their local market as well as regional operators competing in their market. Management believes that larger HVAC/Plumbing contractors are generally better able to operate efficiently and cost-effectively, offer customers a broader array of HVAC/Plumbing related products and services and provide a higher level of customer service than smaller operators. We believe that these competitive advantages are the result of greater managerial and financial resources as well as economies of scale in purchasing and marketing expenses. We believe that these factors will continue to promote a trend toward consolidation in the HVAC/Plumbing industry and present an opportunity for well-capitalized operators, including Buckeye, to acquire additional operators on favorable terms.

The HVAC/Plumbing service industry is influenced by seasonal factors, which generally result in lower activity during winter months than in other periods. This factor is especially apparent in northern and mid-western regions of the U.S. As a result, we expect that revenues and profits from our Boston, MA area operation and other such markets in which we make acquisitions will generally be lower in the first and fourth quarters of each fiscal year, and higher in the second and third quarters. As we make acquisitions in the south and southwest areas of the U.S., seasonal factors will become less apparent in our consolidated operations.

Due to the variety of HVAC/Plumbing services provided by us, we have many diverse competitors, which primarily consist of local and regional contractors. The main areas of competition include price, quality, range of products and services and customer service. (See disclosure under "Competition" below)

OUR HVAC/PLUMBING SERVICES

HVAC. At present, we offer HVAC replacement and renovation services through our sole operating subsidiary, Heating & Air Conditioning Services Inc., with facilities in the Boston, MA metropolitan area. To date this operation has generated all of our HVAC revenues. Our Boston operation does not offer plumbing services. HVAC systems typically involve air duct systems and air-handling and condenser equipment. Other equipment components of an HVAC system include: heaters, furnaces, condensers, air handlers and blowers. A typical HVAC replacement project for residential or small commercial projects begins with a thorough inspection of the current equipment. Engineering calculations are performed to determine the appropriate replacement equipment. In most cases, the air-handling equipment and condensing equipment are replaced as well as the refrigeration lines. When necessary, duct repairs and modifications are also made.

Plumbing. As we acquire new HVAC/Plumbing service providers, our plumbing services will involve the repair of residential plumbing systems that convey domestic water throughout a home or supply natural gas to various equipment or appliances, as well as the repair and replacement of heaters, boilers, ovens and stoves, and kitchen and bathroom equipment. A domestic water system typically includes separate piping for hot and cold water as well as a number of fixtures including sinks, bathtubs, showers and hot tubs. Substantially all of the equipment and component parts we will install are purchased from third-party wholesale suppliers or directly from the manufacturers or "OEMs", which equipment and components will be resold to our customers as part of the contracted installation and repairs.

Maintenance and Repair. Maintenance and repair contracting services are generally provided on a fee per visit basis. In addition, we provide our customers with service contracts which generally have an annual fee with additional sums due for certain products and services. Revenues generated from repair and maintenance contracting services historically represent a small portion of the overall revenue of the Company.

OUR HVAC/PLUMBING BUSINESS OPERATING STRATEGY

We believe that successful implementation of our operating strategy, including our acquisition program, will enable it to establish a national brand recognition for the Company, with a reputation for superior, high quality service, skilled technicians, cost efficiencies and customer satisfaction. By developing a national reputation, management believes that we will appeal to a large number of customers who can become familiar with and rely upon a large, nationally recognized HVAC/Plumbing service company. Our operating strategy is based on the following key elements:

(i) providing superior, high quality service in a professional and timely manner;
(ii) offering competitive pricing structures;
(iii) providing comprehensive training programs to our employees/technicians to further improve operating procedures and customer relations;
(iv) generating positive public image for Buckeye Ventures from our customers' good will and satisfaction; and
(v) promoting our program of entering into maintenance service agreements for existing and new customers in order to build customer loyalty.

We intend to implement for each of our acquired HVAC/Plumbing subsidiaries a manual of standardized policies and operating procedures, which our management has adopted from their extensive industry experience, and that have wide industry acceptance and application. We intend to apply these policies and procedures for the purpose of achieving for all operating subsidiaries a consistent professional performance standard recognized for high quality of service with oversight by our professional management team together with each local management team and their respective skilled technicians.

It is our belief that the promotion of customer maintenance service agreements will generate recurring revenues and will enhance our efforts to develop a loyal customer base, providing us with the opportunity for cross-marketing our services and products.

Our management is aware that during the past several years the HVAC industry has experienced significant improvement and new technology with respect to products and services. As a result, HVAC service providers have begun to utilize newly introduced sensor equipment to monitor the presence and levels of certain harmful substances existing in customers' residences and commercial spaces. We offer and actively promote through our Boston operation and plan to offer and actively promote throughout all our HVAC/Plumbing service centers a variety of Indoor Air Quality Services ("IAQ") products designed to detect and promptly remediate any unhealthy air quality. Our management does not believe that, at present, IAQ products and services are as widely available as they should be from most small HVAC service providers. Our IAQ products and services will include, among others, periodic duct cleaning, fresh air ventilation and heat recovery systems, the use of ultraviolet light processes and the sale and installation of ozonators.

In order for us to achieve and maintain operating efficiencies based on economies of scale, we shall consolidate certain administrative functions at our corporate headquarters in San Diego. This will include centralized consolidated accounting and financial reporting systems and procedures, while basic accounting activities will be conducted at the operating level at each of our HVAC/Plumbing service centers. In addition, the Company will implement a system of budgets, forecasts, reports and financial controls, including procedures related to internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)). We will also consolidate in San Diego operational controls, including purchase and maintenance of insurance coverage, the leasing of service fleet equipment, consolidation of the negotiation and purchase of inventory, legal functions and national and regional sales and marketing. We will continue to evaluate our controls and procedures for the purpose of generating further economies of scale through selective consolidation of administrative and other functions as we grow our HVAC/Plumbing business and complete additional acquisitions.

Our management understands that for our HVAC/Plumbing business to continue to grow, we will be required to continue to attract and retain highly qualified technicians together with sales and marketing personnel to enhance growth prospects for each local operation. To do so, we must hire and retain employees by providing, among other things: (i) a work environment that emphasizes professionalism and customer satisfaction; (ii) extensive training that provides our employees with the opportunity to advance professionally; and (iii) an opportunity to benefit from a long-term employee incentive plan that we intend to implement and other benefits associated with working for a public company.

OUR HVAC/PLUMBING LONG-TERM BUSINESS AND ACQUISITION STRATEGY

Our long-term goal is to become a leading provider of residential HVAC/Plumbing services in the United States through our acquisition program which involves identifying, evaluating and acquiring existing HVAC/Plumbing service businesses in new and growing markets, and integrating acquired operations in existing and new markets for the purpose of continuing revenue growth and generating profitable operations nationwide.

Enhanced Purchasing Power. As we make additional acquisitions of operating HVAC/Plumbing service center locations in the future, we intend to utilize our increasing size and market presence to enhance our purchasing power on behalf of all of our HVAC/Plumbing service center operations to generate economies of scale and improve operating margins. Based upon our present level of negotiations with existing operators and planned future negotiations that we hope will be successful, we believe that we will achieve sufficient size to use our scale and purchasing power to improve our margins and growth prospects.

At present, we purchase our materials directly from the manufacturer or through wholesalers and other distributors. We intend to use our future purchasing power to negotiate with our suppliers to receive discounts whenever possible and plan to enhance our material procurement strategy to actively reduce the number of distributors from which we source materials. As a result of greater purchasing power, it is our management's belief that our costs of material as a percentage of revenues will decrease and our margins will increase.

The implementation of our acquisition strategy provides for expansion into new geographic areas including the Sunbelt states in the U.S. together with the expansion of our presence in our existing market in the Boston area and the Northeast U.S. Because the U.S. residential HVAC/Plumbing service industry is highly fragmented at present, we believe that many HVAC/Plumbing businesses lack the capital necessary to expand operations, and their business models typically do not provide for a profitable exit strategy. As a result of our being a public reporting company with securities registered under the Exchange Act, we believe that many desirable HVAC/Plumbing operators will respond positively to the advantages of becoming affiliated with and being a subsidiary of the Company. We intend to provide the following tools and benefits to our operating subsidiaries:

(i) business and marketing support systems from the corporate parent that will enable the local HVAC/Plumbing service centers to operate more profitably;

(ii) centralize administrative functions in order to increase each local operator's focus on its existing customers and increasing customer base by providing enhanced customer service without the time and effort presently devoted to administrative tasks;

(iii) the development of a potential national name recognition; and

(iv) the opportunity for the small HVAC/Plumbing service center operator and its key employees to acquire an equity interest in a public company with securities subject to quotation on the NASD OTCBB.

Our planned acquisition program involves making acquisitions of existing HVAC/Plumbing businesses in new markets that are not being served by the Company. Management's main criteria for acquisitions of HVAC/Plumbing businesses are that they operate successfully in their respective markets, have developed a growing customer base and have reputations for high quality service and customer satisfaction. We intend to target businesses that have annual revenue ranging from $1.0 million to $10.0 million. In order to evaluate each potential acquisition target, we consider additional criteria including whether potential acquisition targets are: well-positioned in attractive markets; financially stable having positive cash flow from operations; and have in place a strong management team.

Recent Acquisition. In August 2005, Buckeye acquired Heating and Air Conditioning Services, Inc. ("Heating and Air"), which has operated in the Boston metropolitan market and contiguous suburban markets for over 20 years. Heating & Air had revenues of approximately $4.7 million in 2005, approximately 95% of which were derived from residential customers and 5% from small commercial customers. Heating and Air has approximately 35 employees as of March 31, 2006. We estimate that Heating and Air will generate revenues of approximately $5.0 million in 2006 and continue to be profitable.

Acquisition Targets. The Company's current acquisition targets are intended to expand the geographic coverage of the Company by seeking entry into new U.S. markets including the Sunbelt and other growing residential markets, in addition to increasing the Company's presence in the Northeast U.S. market. The Company is in advanced negotiations to acquire companies with revenues of approximately $9.7 million. Additionally, we are in discussions to acquire companies with revenues totaling in excess of $30 million. Management's plan is to exceed $100 million in revenue within 24 months.

COMPETITION

The HVAC/plumbing service contracting industry is highly fragmented with many small and mid-sized owner-operated private companies competing in each market. In addition, we will be required to compete with larger regional companies that operate in several markets and states, as well as with other public companies and public utilities that operate throughout the U.S. and have far longer operating histories and far greater financial, personnel and other resources. Some of these companies have better access to capital, personnel, marketing and technological resources those of the Company. Several such public companies have grown their businesses through acquisition programs similar to our acquisition plan for growth and we will face competition in pursuing desirable acquisition targets. We expect that we may also compete in the future with companies that will offer customers a greater range of services than we will provide or who have lower overhead cost structures, and therefore would be able to provide comparable service at lower rates. We may also face competition from former employees of our Boston area operation, as well as from future operations in new markets, who are familiar with our current and future employees, customers, pricing structure and operational practices. Further, due to the fragmented nature of the industry and relatively low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC/Plumbing services, may emerge that have greater access than the Company to capital, personnel, marketing and technological resources.

PRINCIPAL SUPPLIERS

At present, Heating and Air, our Boston area subsidiary, primarily offers Lennox air conditioning and heating equipment as their primary replacement product line. Heating and Air has no agreements in place which require minimum purchases or which preclude Heating and Air from purchasing equipment or materials from other vendors. Due to the volume of equipment purchased by Heating and Air, Lennox has agreed not to make their heating and air conditioning equipment available to other competing HVAC/Plumbing service providers offering services similar to Heating and Air within the Greater Boston metropolitan market. Heating and Air currently purchases other related HVAC materials and supplies from several vendors and Heating and Air would not be adversely affected in the event that one or more vendors ceased to supply us, as there are many vendors supplying similar materials and supplies in our Boston area market.

TRADEMARKS

The Company currently does not own any trademark registered with the United States Patent and Trademark Office. The Company intends to file trademark applications in the future in connection with its business strategy. The Company regards trademarks as an important factor in the development and marketing of its operations and business strategy. The Company's policy is to pursue registration of its trademarks whenever possible.

EMPLOYEES

The Company currently has approximately 45 employees, of which 35 are employed at Heating and Air. None of our employees is represented by a collective bargaining agreement. Additionally, the Company utilizes, from time to time, independent contractors. The Company believes that its relationship with its employees is satisfactory.

INSURANCE

The Company maintains general liability, workers compensation, property, employment practices liability and director and officer insurance. The costs of insurance coverage vary, and the availability of certain coverage has fluctuated in recent years. Management believes that the Company's present insurance coverage is adequate for its current operations. There can be no assurance that the coverage is sufficient for all future claims or will continue to be available in adequate amounts or at reasonable rates.

DESCRIPTION OF PROPERTIES

The Company currently utilizes approximately 1,500 square feet of executive office space at 4455 Lamont Street, San Diego, CA provided by an affiliated party pursuant to an arrangement with an investor. In addition, the Company's wholly-owned subsidiary, Heating and Air, leases a 12,000 square foot operating and sales office facility located in West Bridgewater, MA at a monthly rental of $7,500, which lease expires in December 2009. The West Bridgewater facility is partially owned by Mr. Jim Papasodero, the chief executive officer and former owner of Heating and Air and we are certain that we will be able to extend this lease at acceptable terms. The Company's media subsidiary leases its executive offices at 2120 Main Street, Huntington Beach, CA for $776 per month under a one year lease expiring December 2006 and occasionally leases up to several thousand square feet at various locations when in film production.

In connection with our acquisition plan for additional HVAC/Plumbing service providers, we will enter into or assume leases for additional facilities in each new market we enter.

RISKS RELATED TO OUR HVAC/PLUMBING BUSINESS

Downturns in the Housing Market Could Adversely Affect Our Business

While our Heating and Air subsidiary is principally engaged in the HVAC renovation, service and replacement business for residential customers, our business plan will involve the HVAC/Plumbing service business, which involves the service and maintenance of HVAC and plumbing systems principally for residential replacement and renovation. This business, is dependent upon the levels of residential and small business renovation customers. Our ability to maintain or increase revenues will depend on the number of residential and small business customers starting and completing replacement and renovation projects in the markets in which we presently operate and will in the future operate. Levels of replacements and renovations is cyclical in nature and will be affected by general and local economic conditions, changes in interest rates and other factors, including the following:

- regional economic conditions;

- interest rates and other factors affecting the availability and cost of financing;

- overall consumer confidence; and

- factors related to housing demand.

At present we operate in the Boston, MA metropolitan market and this concentrates our risk to local economic conditions in this region. Downturns in economic conditions in our market could result in a material reduction in our HVAC/Plumbing replacement and renovation activity levels and our financial condition.

Our HVAC/Plumbing Growth Will Depend on Our Ability to Acquire new HVAC/Plumbing Service Locations in Other Markets, Our Ability to Successfully Integrate New Locations and Our Ability to Finance New Acquisitions.

Our ability to achieve our growth plan is dependent upon our ability to successfully complete acquisitions of other HVAC/Plumbing service providers in additional markets, as well as the economic conditions that prevail in such markets. We intend to continue to pursue our program of selected acquisitions by identifying and evaluating acquisition prospects with the view to complement and expand our existing business. The timing, size and success of completing future acquisitions and the required capital commitments for future acquisitions cannot be predicted. If we are unable to find appropriate acquisitions and successfully complete acquisitions at acceptable terms, our ability to increase our revenues and generate profit may be diminished.

Each acquisition involves a number of risks, including:

- the diversion of our management's attention from existing business operations to efforts involving integrating the operations and personnel of the acquired HVAC/Plumbing businesses;

- possible adverse effects on our operating results during the integration process; and

- our possible inability to achieve the intended objectives of the combination.

We expect to finance future acquisitions through the issuance or use of debt and/or equity securities as well as through cash flow from operations. There can be no assurance that we will be able to secure debt or equity financing, if and when needed, at acceptable terms, nor can there be assurance that our cash flow will be sufficient for financing acquisitions. If we should proceed with an acquisition for cash consideration, we would require financing in addition to our present financial resources, which could have an adverse effect on our working capital required for our existing operations. Any future acquisitions could also dilute the equity interests of our existing stockholders, require us to write off assets for accounting purposes, or create other accounting issues, such as significant expenses for amortization of goodwill or other intangible assets.

We May Experience Difficulties in Managing Internal Growth.

In order to continue to grow internally, we expect to expend significant time and effort managing and expanding our existing operations while implementing our acquisition program. There can be no assurance that our systems, procedures and controls will be adequate to support our expanding operations, including the timely receipt of financial information from any acquired locations, which would adversely effect our ability to remain current in our reporting requirements under the Exchange Act. Our growth can be expected to impose significant added responsibilities on our senior management, including the need to identify, recruit and integrate new senior managers and executives, as well as increasing costs associated with such efforts. If we are unable to manage our growth, or if we are unable to attract and retain additional qualified management, our operations could be materially adversely affected.

We are Dependent Upon our Ability to Retain Qualified Personnel Technicians and any Shortage May Negatively Impact Our Business, Including Our Ability to Grow.

We are dependent upon an adequate supply of skilled plumbers and HVAC technicians to complete our contracts in a timely manner. It may be expected, if we make acquisitions of HVAC/Plumbing service providers engaged in new residential construction installation or make use of personnel with technical specialties in this area of expertise, that from time to time, especially during periods of significant growth in the housing sector in the markets in which we will operate, we may experience a shortage of qualified plumbers and HVAC technicians. We must compete with other HVAC and plumbing contracting companies for a limited supply of skilled technicians. As a result, our ability to increase productivity and profitability may be limited by our ability to employ, train and retain skilled technicians necessary to meet our anticipated growth requirements. In addition, labor shortages could result in wage increases, which could reduce operating margins and have a negative effect on our financial condition and results of operations. While we believe that we offer a competitive compensation and benefits package, there can be no assurance that our employees will continue their employment under present terms and as a result, there can be no assurance that:

- we will be able to maintain the skilled labor force necessary to operate efficiently;

- our labor expenses will not increase as a result of any shortage in the supply of skilled technicians; and

- we will be able to grow during any period of labor shortage.

Due to Seasonality and Differing Regional Economic Conditions, Our Results May Fluctuate from Period to Period.

The HVAC/Plumbing industry is influenced by seasonal declines in operations and demand that affect the HVAC/Plumbing replacement and renovation business as well as the new construction business. These seasonal declines are due to weather, buying trends and other factors and typically result in reduced levels of HVAC/Plumbing activity during the first and fourth quarters of the calendar year. Our present business operations are limited to our Boston metropolitan area market, which market is subject to seasonal variations in operations and demand. Our revenues in the winter are typically significantly lower than in the period from May to August, which is the peak air conditioning season in this market. As a result, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year. However, as we acquire additional HVAC/Plumbing service providers in other locations including warmer weather areas in the U.S., it may be expected that seasonality may have less of an impact on our results of operations from period to period. However, there can be no assurance that our future combined geographic, service and product mix will be sufficient to overcome any declines that may occur in the future or that other seasonal patterns will not emerge.

The Highly Competitive Nature of the HVAC/Plumbing Industry Could Affect Our Profitability by Reducing Our Profit Margins.

The HVAC/Plumbing service contracting industry is highly fragmented with many small and mid-sized owner-operated private companies competing in each market. In addition, we will be required to compete with larger regional companies that operate in several markets and states, as well as with other public companies that operate throughout the U.S. and have far longer operating histories and far greater financial, personnel and other resources. Several such public companies have grown their businesses through acquisition programs similar to our acquisition plan for growth and we will face competition in pursuing desirable acquisition targets. We expect that we will also compete in the future with companies that will offer customers a greater range of services than we will provide or who have lower overhead cost structures, and therefore will be able to provide comparable service at lower rates. We may also face competition from former employees of our Boston area operation, as well as from future operations in new markets, who are familiar with our current and future employees, customers, pricing structure and operational practices. If we are unable to offer our services at competitive prices or if we have to reduce prices to remain competitive, our future profitability would be impaired.

Our Operations are Subject to Physical Hazards Associated with the Installation and Repair of HVAC Systems; if an Accident Occurs It Could Adversely Affect Our Business.

The nature of our business exposes us to potential claims for personal injury or death resulting from injuries to employees and other persons, transportation accidents, property damage and negligence, intentional misconduct or defective materials or workmanship in connection with the installation, repair or maintenance of HVAC/plumbing systems. Claims could arise from the presence of mold in structures that contain HVAC/plumbing systems that we have installed or may install in the future. We will implement and maintain an active mold remediation program in place to respond to any future claims. There can be no assurance that the amount of any mold claims will not exceed insurance coverage limits. Future claims by customers may be based on the warranties we provide with respect to materials or workmanship or may be based on common law as well as state statutes relating to the conduct of HVAC/plumbing contractors. Although our operations are and will continue to be covered by comprehensive insurance, subject to deductibles and policy limits, certain types of claims, such as claims for punitive damages or damages arising from intentional misconduct, are generally not covered by insurance. There can be no assurance that any that future claims would not exceed the amount of our insurance coverage or that such insurance will continue to be available on economically reasonable terms, if at all.

The Loss of a Group of Key Management Personnel, Either at the Corporate or Operating Level, Could Adversely Affect Our Business.

The loss of key management personnel at the corporate level and/or at the level of our separate Service Center locations could have an adverse effect on our business, financial condition and results of operations. Our operations depend on the continued efforts of our current and future executive officers, senior management and management personnel at each of our Service Centers. One of the primary criteria that we use in our evaluation of potential acquisition candidates is the quality of their management and while our acquisition negotiation process includes the retention of qualified management, we cannot guarantee that any member of management of an acquired business will continue to remain in their capacity for any particular period of time. Our HVAC/Plumbing service operations are managed on a decentralized basis at the local level and our results of operations will depend on the efforts, business contacts and experience of the management teams of our operating locations. At present, we do not maintain key man life insurance on any key personnel.

Our Results of Operations Could Be Adversely Affected as a Result of Goodwill Amortization or Write-Offs.

When we acquire a business, we may record an asset called "goodwill" equal to the excess amount we pay for the business, including liabilities assumed, over the fair value of the tangible assets of the business we acquire. Pursuant to generally accepted accounting principles, we would be required to amortize this goodwill over its estimated useful life following the acquisition, which would directly impact our earnings. Furthermore, we would be required to continually evaluate whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision or that the remaining balance may not be recoverable.

Government Laws and Regulations Could Adversely Affect our Business Operations.

- Operations and Licensing.

Our business is subject to various federal, state and local laws, regulations, ordinances and policies relating to, among other things:

- the licensing and certification of plumbers and HVAC technicians;

- our advertising, warranties and disclosures to customers;

- applicable plumbing, mechanical and building codes with which we must comply.

Most states require that at least one employee be a licensed master, and many jurisdictions in which we will operate also regulate the number and level of license holders who must be present on a construction site during the installation of plumbing and mechanical systems. Some jurisdictions in which we will operate will require us to obtain a building permit for each plumbing or mechanical project. In addition, we must comply with labor laws and regulations.

- Environmental Health and Safety.

We are subject to safety standards established and enforced by the Occupational Safety and Health Administration as well as various environmental laws and regulations relating to the use, storage, transportation and disposal of various materials. Our HVAC and refrigeration systems work is subject to additional restrictions and regulations governing the availability, handling and recycling of various refrigerants due to the phase-out of ozone-depleting substances under the Montreal Protocol and the Clean Air Act.

- Clean Air Act.

HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended (the "Clean Air Act"), relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems. Our Boston market and additional markets in which we will operate are also subject to various federal, state and local environmental regulations, including laws and regulations governing the generation of hazardous substances and maintenance of underground storage tanks, among other laws and regulations. As we enter into new markets, we expect that we will become subject to additional regulations. There can be no assurance that the regulatory environment in which we presently operate or will operate in the future will not change significantly in the future, which could adversely affect our business. Various local, state and federal laws and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, impose licensing standards on technicians who service HVAC units. While the installers and technicians presently employed by us are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet stricter standards if adopted in the future. In addition, installers must comply with local building codes when installing HVAC units in residences and commercial buildings. In some states, warranties provided for in our service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies, thereby subjecting our business including our service agreements to the insurance laws and regulations of any such state.

RISK FACTORS RELATED TO MARKET OF OUR COMMON STOCK

Market prices of our equity securities can fluctuate significantly

The market prices of our common stock may change significantly in response to various factors and events beyond our control, including the following:

- the other risk factors described in this Form 8-K;

- changing demand for our products and services and ability to develop and generate sufficient revenues;

- a shortfall in operating revenue or net income from that estimated by us;

- general conditions in markets in which we operate;

- general conditions in the securities markets;

- issuance of a significant number of shares, whether for compensation under employee stock options, conversion of debt, potential acquisitions or otherwise.

There is a limited Trading Market for our Common Stock

Our common stock is subject to quotation on the NASD OTCBB. Recently, there has been limited trading activity in our common stock. There can be no assurance that a more active trading market will commence in our securities. Further, in the event that an active trading market commences, there can be no assurance as to the level of any market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Dividends

We do not expect to pay dividends in the immediate future. The payment of dividends, if any, will be contingent upon our future revenues and earnings, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is our intention to retain earnings for use in the business operations and accordingly, we do not anticipate that the Company will declare any dividends in the near future.

Possible Issuance of Additional Securities

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.001 and 1,000,000 shares of preferred stock, par value $0.01. At the date of filing this current report on Form 8-K, we have 98,462,859 shares of common stock outstanding and 998,086 preferred shares outstanding. We must increase our authorized capital before we can issue additional shares of common stock which would result in exceeding 100,000,000 shares. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests in the Company. The issuance of additional shares of common stock may adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Compliance with Penny Stock Rules

Our securities are currently considered a "penny stock" as defined in the Exchange Act and the rules thereunder, since the price of our shares of common stock is currently less than $5. Unless our common stock is otherwise excluded from the definition of "penny stock," the penny stock rules apply with respect to that particular security. The penny stock rules require a broker-dealer prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements, if applicable, could additionally limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

Shares eligible for future sale.

As of May 31, 2006, the Registrant had 98,462,859 shares of common stock outstanding. Approximately 5,010,272 of such shares are currently freely tradable in the public market (except by affiliates of the Company) and approximately 93,452,587 shares are "restricted" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions and/or market-maker transactions an amount equal to the greater of one (1%) percent of (a) the Company's issued and outstanding Common Stock or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company during the three months preceding the sale and who has satisfied a two-year holding period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Previously reported on Form 10K-SB/A on May 5, 2006.

DESCRIPTION OF PROPERTY

Previously reported on Form 10K-SB/A on May 5, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Previously reported on Form 10K-SB/A on May 5, 2006.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Previously reported on Form 10K-SB/A on May 5, 2006.

EXECUTIVE COMPENSATION

Previously reported on Form 10K-SB/A on May 5, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Previously reported on Form 10K-SB/A on May 5, 2006.

DESCRIPTION OF SECURITIES

Previously reported on Form 10K-SB/A on May 5, 2006.

PART II

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Previously reported on Form 10K-SB/A on May 5, 2006.

LEGAL PROCEEDINGS

Previously reported on Form 10K-SB/A on May 5, 2006.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reported as “Related Party Transactions” on Form 10K-SB/A on May 5, 2006.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Previously reported on Form SB-2 filed on December 6, 2007.
Item 3.02 Unregistered Sales of Equity Securities.

Relative to the acquisition described in 2.01 of this document, which is hereby incorporated by reference, Buckeye shareholder Alan Mintz was issued from the Company a total of 36,057,424 restricted shares of the Company's common stock securities with a par value of $.001 and 398,435 shares of the Company's preferred stock securities with a par value of $.01; and Buckeye shareholder Larry Weinstein was issued from the Company a total of 36,057,424 restricted shares of the Company's common stock securities with a par value of $.001 and 398,434 shares of the Company's preferred stock securities with a par value of $.01; these securities were issued as part of a tax exempt share exchange for all outstanding shares of Buckeye and $80,000 in cash. The Company claims exemption under Section 4(2) of the Securities Act. Relative to this transaction, the Company's 14F1 filed December 22, 2005, and Definitive 14C filed January 27, 2006, are hereby incorporated by reference. The Company's latest 10KSB/A, for the year ended December 31, 2005, which was filed April 3, 2006, and the Company's 10QSB for the third quarter of 2005 and first quarter 2006, which were filed November 14, 2005 and May 22 respectively, are also hereby incorporated by reference.

Item 5.01 Changes in Control of Registrant.

(a)  Pursuant to the acquisition described in 2.01 of this document, which is hereby incorporated by reference, there was a change in control of the Company. Buckeye shareholders became the beneficial owners of 79,792,001 restricted shares of the Company's common stock (81% of outstanding), as follows: Alan Mintz 39,896,001 restricted shares of the Company's common stock (40.6% of outstanding), and Larry Weinstein 39,896,000 restricted shares of the Company's common stock (40.6% of outstanding). There was no majority shareholder prior to the transaction; Paul D. Hancock, the founder of the Company and President/CEO of the Company prior to the acquisition transaction, had held the largest number of common shares outstanding (41.6%) prior to the transaction.

(b)  Relative to this transaction, the Company's 14F1 dated December 22, 2005, and Definitive 14C dated January 27, 2006, are hereby incorporated by reference, with particular attention directed to the sections of the 14F1 entitled, "General" and "Changes in Control" and the sections of the 14C entitled, "Summary Term Sheet" and "Change in Control." The Company's latest 10KSB/A, for the year ended December 31, 2005, which was filed April 3, 2006, and the Company's 10QSB for the third quarter of 2005, which was filed November 14, 2005, and first quarter 2006 filed on May 22, 2006 and 8K filed October 18, 2005 are also hereby incorporated by reference.

(b) Not applicable.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable

(b) Resignations. Relative to the acquisition described in 2.01 of this document, and effective on the effective date of the closing of the transaction, the Company's CEO and President, Paul D. Hancock, resigned as CEO and President of the Company and was named CEO and President of the Company's entertainment subsidiary and remains on the Company's Board of Directors; the Company's Chief Financial Officer and Executive Vice President, A. Robert Sobolik, resigned; Company Vice Presidents George T. Lindsey, John R. Woodward, and James Aitken resigned. Concurrently, Charles Bailey resigned as Chairman of the Board; Larry Epstein resigned as Secretary of the Company's Board, but remains a director on the Board; James Aitken resigned as Chairman of the Finance Committee; the following directors of the Company resigned: Charles Bailey, A. Robert Sobolik, John R. Woodward, George T. Lindsey, John D. Foley, Robert E. Capps, Jr., Lewis O'Neil, Benjamin Whitfield, Jr., Alex Trebek, Shirley M. Curtis, Robert Lisnow, Fred Baron, Charles Newirth, James Aitken and Linda Fausey. Concurrently, all of the resigning directors of the Company were named to the board of directors of the Company's entertainment subsidiary. The Company's 14F1 filed December 22, 2005, and Definitive 14C filed January 27, 2006, are hereby incorporated by reference, with particular attention directed to the section of the 14F1 entitled, "General," and to the section of the 14C entitled, "Change in Control."

(c) New Officers. Relative to the acquisition described in 2.01 of this document and the change in control described in 5.01 of this document, and effective on the effective date of the closing of the transaction, the Company named Alan Mintz CEO and Chairman of the Board of Directors. During the past two years, Mr. Mintz together with Larry Weinstein worked on the development of the business plan of Buckeye to consolidate small and mid sized local and regional and HVAC and plumbing contractors into a national conglomerate. Mr. Mintz has spent more than 35 years working in many areas of the HVAC industry, serving as an HVAC contractor for over 20 years and later served as a mergers and acquisitions consultant to the industry. Mr. Mintz was Western Regional Vice President for ARS, one of the first HVAC consolidators. He initiated Blue Dot Services for Northwestern Public Services where, as Senior Vice President, he acquired over 100 companies representing more than $500 million in annual revenue. He served as President of One Hour Air Conditioning, which was one of North America's fastest growing HVAC franchise operations. Mr. Mintz is 57 years old. Mr. Mintz does not hold any other directorships in any publicly reporting company, and Mr. Mintz does not have any family relationship with any other executive officer or director of the company, nor with any person nominated or chosen to become an executive officer or director of the Company. With the exception of Mr. Mintz's involvement with the acquisition transaction detailed in Item 2.01 of this form, and which is hereby incorporated by reference, Mr. Mintz has no direct or material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party. No member of Mr. Mintz's immediate family (including spouse, parents, children, siblings, and in-laws) has any direct or material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party. Mr. Mintz has signed a four year contract with the company, which is then automatically renewable for successive one year periods unless cancelled by Mintz or the Company. Compensation terms have not yet been finalized, however Mr. Mintz's total salary package is expected to be approximately $150,000 per year.

(d) New Directors. Relative to the acquisition described in 2.01 of this document and the change in control described in 5.01 of this document, which are hereby incorporated by reference, and effective on the effective date of the closing of the transaction, the Company named the following new directors to the board: Alan Mintz, who was named Chairman; Larry Weinstein, who was named Secretary; Alfred Roach, Jr.; and Adam Taylor. In addition, current director Paul D. Hancock was named Vice Chairman. With the addition of the new directors, the Company's Board of Directors now consist of the following individuals: Alan Mintz, Larry Weinstein, Alfred Roach, Jr., Adam Taylor, Paul D. Hancock and Larry Epstein.

Committee Assignments: Alan Mintz, Larry Weinstein and Paul D. Hancock have been named to the Executive Committee, of which Alan Mintz has been named Chairman; Alfred Roach, Jr., Larry Epstein and Adam Taylor have been named to the Audit Committee, of which Alfred Roach, Jr. has been named Chairman; Paul D. Hancock, Alfred Roach, Jr. and Larry Epstein have been named to the Finance Committee, of which Paul D. Hancock has been named Chairman; Adam Taylor, Larry Weinstein and Larry Epstein have been named to the Personnel & Compensation Committee, of which Adam Taylor has been named Chairman. Alan Mintz serves ex-officio on all Board Committees. With the exception of Mr. Mintz and Mr. Weinstein's involvement in the acquisition detailed in Item 2.01 of this form, which is hereby incorporated by reference, no new director has any direct or material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party. No member of any new director's immediate family (including spouse, parents, children, siblings, and in-laws) has any direct or material interest in any transaction to which the Company was or is a party during the past two years, or in any proposed transaction to which the Company proposes to be a party.The Company's 14F1 filed December 22, 2005, and Definitive 14C filed January 27, 2006, are hereby incorporated by reference, with particular attention directed to the sections of the 14F1 entitled, "General" and "Changes in Control" and to the section of the 14C entitled, "Change in Control."

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to the Articles of Incorporation. Pursuant to the acquisition described in 2.01 of this document, the name of the Company was changed to "Buckeye Ventures, Inc." on April 6, 2006. The Company has designated July 10, 2006 as the date for the next annual shareholder meeting.

(b) Not applicable. There is no change in fiscal year.

Item 8.01 Other Events

On March 1, 2006, the Company issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Share Exchange (reverse acquisition). Further, the Company's trading symbol was changed from WWMO to BEYV by action of the National Quotations Bureau (NQB). Commensurate with this action, the CUSIP number of the Company was changed from 981536 20 4 to 118300 10 2 by action of the National Association of Securities Dealers (NASD).

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

The following documents are filed herewith as an exhibit to this Form 8-K/A:

Exhibit No.	Description of Exhibits
99.1	Press Release dated March 1, 2006 (Previously filed June 13, 2006)
99.2	Press Release dated April 27, 2006 (Previously filed June 13, 2006)
99.3	Amendment to Articles of Incorporation - Official name change from World Wide Motion Pictures Corporation to Buckeye Ventures, Inc. (Previously filed June 13, 2006)
99.4	December 31, 2005 Financial Statements. Filed herewith.

SIGNATURES

BUCKEYE VENTURES, INC.

February 14, 2008	By:	/s/ ALAN J. MINTZ
Allan J. Mintz
Chief Executive Officer & President

February 14, 2008	By:	/s/ HENRY S. LEONARD
Henry S. Leonard
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release dated March 1, 2006 (Previously filed June 13, 2006)
99.2	Press Release dated April 27, 2006 (Previously filed June 13, 2006)
99.3	Amendment to Articles of Incorporation - Official name change from World Wide Motion Pictures Corporation to Buckeye Ventures, Inc. (Previously filed June 13, 2006)
99.4	December 31, 2005 Financial Statements. Filed herewith.